EXHIBIT 5.1

Epstein Becker & Green, P.C.

250 Park Avenue

New York, NY 10177

www.ebglaw.com

T 212.351.3788

F 212.87.8600

May 11, 2015

Champions Oncology, Inc.
One University Plaza

Suite 307
Hackensack, NJ 07601

Ladies and Gentlemen:

We have acted as counsel to Champions Oncology, Inc. (the “Company”) in connection with the filing, on the date hereof, of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of 54,670,130 shares of the Company’s common stock, par value $0.0001 (“Common Stock”), which includes 19,399,078 shares of Common Stock that may be acquired upon exercise of certain warrants (the “Warrants”) that the Registration Statement contemplates will be sold by certain selling security holders.

We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We express no opinion concerning any law other than the corporation law of the State of Delaware and the federal law of the United States.

Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock that are being offered by the selling security holders have been duly authorized and are, or upon proper exercise of the Warrants in accordance with their terms, will be, validly issued, fully paid and non-assessable.

In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:

(i)          The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

(ii)         We express no opinion as to compliance with the securities (or blue sky) laws of any jurisdiction.

(iii)        This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder

Very truly yours,

/s/ Epstein Becker & Green, P.C.

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